Northway Transaction Assumptions ($ in millions excl. TBV / Share) Announcement September 2024 Actual Results & Updated Expectations as of March 31, 2025 Comments Deal Value $86.6 $96.5 Higher closing stock price of $42.25 at deal close on January 2, 2025 versus deal announcement stock price of $37.90 on September 9, 2024 Shares Issued 2,283,782 2,283,782 One-time charges $13.5 $12.5 - $13.5 $10.8 million incurred through 3/31/2025, anticipate additional costs over coming quarters Annual cost saves 35% On Track 75% of cost saves expected to be realized in 2025 EPS Accretion 20% On Track TBV / Share $24.84 $26.02 Total risk-based capital ratio 13.1% 13.1% TCE / TA 6.1% 6.5% Loans ($79.8) ($96.6) Larger discount due to increase in yield curve between announcement and close on January 2, 2025 Securities (AFS and HTM) ($27.6) ($34.1) Larger discount due to increase in yield curve between announcement and close on January 2, 2025 Time deposits ($0.3) ($0.2) Borrowings $0.2 $0.2 Junior subordinated debentures ($0.8) ($3.7) Non-PCD loans ($9.1) ($6.3) Non-PCD loans were 88% of total acquired loans PCD loans ($1.4) ($3.1) PCD loans were 12% of total acquired loans CECL reserves Reserve on non-PCD loans ($9.1) ($6.3) Intangible assets Core deposits $34.1 $48.1 Increase in valuation due to increase in yield curve between announcement and close on January 2, 2025 PP&E write up $4.5 $7.6 Net of Other Assets and Liabilities $0.0 $0.1 Other marks Consideration Earnings Interest rate marks Capital Credit mark

Earnings Impact – 1Q25 (in thousands) Announcement September 2024 Actual Results Pre-Tax Impact: Net Interest Income Loan Interest Mark and non-PCD Loans Credit Mark Accretion 4,043$ 4,316$ Investment Fair Value Mark Accretion 970 831 Time Deposits & Borrowings Fair Value Mark Amortization (38) (102) Total Net Interest Income Impact 4,975 5,045 Provision Non-PCD Loans Provision/ACL (9,135) (6,294) Provision for Acquired Unfunded Commitments - (249) Total Provision Impact (9,135) (6,543) Noninterest Expense One-time Merger Costs (13,500) (7,525) Building Fair Value Mark Depreciation (38) (51) Core Deposit Intangible Amortization (1,299) (1,473) Total Noninterest Expense Impact (14,837) (9,049) Total Pre-Tax Net Charge (18,997) (10,547) Tax-Effect of Total Net Charges (21%) 3,989 2,215 Revaluation of Legacy Camden Deferred Tax Assets (from 21.5% to 22.8%) - 2,421 Total 1Q25 Earnings Impact of Purchase Accounting and One-time Merger Costs (15,008)$ (5,911)$

Balance Sheet Impact 1) The presented fair value adjustment on loans and loans held for sale is net of the acquired allowance for credit losses (“ACL”) on loans of $10.2 million and acquired net deferred origination costs of $2.0 million, as these balances were eliminated in purchase accounting. Additionally, the Company established an ACL on acquired loans designated as purchase credit deteriorated (“PCD”) of $3.1 million and this had been included in the loan and loans held for sale fair value adjustment. The fair value adjustment on loans and loans held for sale before the adjustments for ACL on acquired loans and net deferred origination costs was a discount on the acquired loan balance of $96.6 million. (in thousands except shares) As Acquired Purchase Accounting Adjustments As Recorded at Acquisition Consideration Paid: Company common stock (2,283,782 shares at $42.25 per share) 96,490$ Assets Loans and loans held for sale(1) 864,031$ (91,439)$ 772,592$ Investments 229,222 732 229,954 Cash and due from banks 48,261 - 48,261 Deferred tax assets 14,006 4,644 18,650 Premises and equipment 9,303 7,547 16,850 Core deposit intangible assets - 48,058 48,058 Bank-owned life insurance 4,372 - 4,372 Other assets 14,394 1,059 15,453 Total Assets 1,183,589$ (29,399)$ 1,154,190$ Liabilities Deposits 971,899$ (226)$ 971,673$ Short-term borrowings 65,499 - 65,499 Long-term borrowings 45,000 184 45,184 Junior subordinated debentures 20,620 (3,736) 16,884 Other liabilities 17,940 (407) 17,533 Total Liabilities 1,120,958$ (4,185)$ 1,116,773$ 62,631$ (25,214)$ 37,417$ Goodwill 59,073$ Recognized Identified Assets Acquired and Liabilities Assumed, at Fair Value Total Indentified Assets Acquired and Liabilities Assumed, at Fair Value

ACL and Provision Expense • • • ($ in thousands, unless otherwise stated)